                      Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST		Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE
CONTACT:	Charles Boyle	March 1, 2017
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2016 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

Consolidated Results of Operations - Three-Month Periods Ended December 31, 2016 and 2015:

KING OF PRUSSIA, PA - Universal Health Realty Income Trust (NYSE:UHT) announced today that for the three-month period ended December 31, 2016, reported net income was $4.4 million, or $.33 per diluted share, as compared to $4.4 million, or $.33 per diluted share, during the fourth quarter of 2015.

As reflected on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our funds from operations (“FFO”), which excludes the impact of gains and depreciation and amortization expense incurred by us and our unconsolidated affiliates, increased to $10.9 million, or $.80 per diluted share, during the fourth quarter of 2016, as compared to $10.0 million, or $.75 per diluted share during the fourth quarter of 2015.

Consolidated Results of Operations - Twelve-Month Periods Ended December 31, 2016 and 2015:

For the twelve-month period ended December 31, 2016, reported net income was $17.2 million, or $1.28 per diluted share, as compared to $23.7 million, or $1.78 per diluted share, during the comparable twelve-month period of 2015.

As reflected on the Supplemental Schedule, our reported results for the twelve months of 2015 included an $8.7 million, or $.66 per diluted share, gain realized on a property exchange transaction that occurred in May, 2015. After neutralizing the impact of the gain from the financial results for the twelve-month period ended December 31, 2015, our adjusted net income increased $2.3 million, or $.16 per diluted share, during the full year of 2016, as compared to the comparable period of 2015. The increase consisted primarily of increased net income generated at various properties as well as the favorable impact on our net income resulting from the property exchange transaction in May, 2015, as discussed below.

As calculated on the Supplemental Schedule, our FFO increased to $41.6 million, or $3.09 per diluted share, during the twelve-month period ended December 31, 2016, as compared to $38.3 million, or $2.88 per diluted share, during the twelve-month period ended December 31, 2015.

Acquisitions:

In November, 2016, we purchased the 2704 North Tenaya Way medical office building, located in Las Vegas, Nevada, for a total purchase price of approximately $15.3 million, including the assumption of $7.1 million of third-party mortgage financing which is non-recourse to us.  The property consists of approximately 45,000 rentable square feet and is fully occupied pursuant to the terms of a triple-net lease with a remaining lease term of approximately seven years.

New Construction:

Henderson Medical Plaza, a newly constructed medical office building, with 78,800 rentable square feet, located in Henderson, Nevada, is scheduled to be completed and opened during the first quarter of 2017.  The medical office building is located on the campus of Henderson Hospital, a newly constructed and recently opened, 130-bed acute care hospital which is owned by a subsidiary of Universal Health Services, Inc.

Dividend Information:

The fourth quarter dividend of $.655 per share was paid on December 30, 2016.

Capital Resources Information:

In May, 2016, we amended our revolving credit agreement to, among other things, increase the borrowing capacity to $250 million from $185 million.  At December 31, 2016, we had $201.5 million of borrowings outstanding pursuant to the terms of our amended revolving credit agreement and $45.8 million of available borrowing capacity, net of outstanding borrowings and letters of credit.

At-The-Market Equity Issuance Program (“ATM Program”):

During the second quarter of 2016, we recommenced our at-the-market equity issuance program  pursuant to the terms of which we may sell, from time-to-time, common shares of our beneficial interest up to an aggregate sales price of approximately $23.3 million to or through Merrill Lynch, Pierce, Fenner and Smith, Incorporated (“Merrill Lynch”), as sales agent and/or principal. The common shares were offered pursuant to the Registration Statement filed with the Securities and Exchange Commission, which became effective during the fourth quarter of 2015.

There were no shares issued pursuant to the ATM Program during the fourth quarter of 2016.  During the twelve months ended December 31, 2016, we issued 249,016 shares pursuant to the ATM Program at an average price of $55.30 per share (all of which were issued during the second quarter) which generated approximately $13.2 million of net cash proceeds (net of compensation to Merrill Lynch and other various fees and expenses). Since inception of this program through December 31, 2016, we have issued 829,916 shares at an average price of $48.77 per share, which generated approximately $38.8 million of net cash proceeds (net of compensation to Merrill Lynch and other various fees and expenses).

Property Exchange Transaction:

In May, 2015, in exchange for the real property of a 73,446 square foot medical office building located in Atlanta, Georgia, we received, from an unrelated party, $2 million in cash and the real property of two medical office buildings located in Sandy Springs and Vinings, Georgia. Based upon the fair value of the assets exchanged, this transaction resulted in an $8.7 million gain which is included in our financial results for the twelve-month period ended December 31, 2015.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, rehabilitation hospitals, sub-acute care facilities, surgery centers, free-standing emergency departments, childcare centers and medical/office buildings. We have investments in sixty-seven properties located in twenty states.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare and healthcare real estate industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A - Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2016), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that adjusted net income and adjusted net income per diluted share (as reflected on the attached Supplemental Schedules), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on property exchanges.

Funds from operations (“FFO”) is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that FFO and FFO per diluted share, which are non-GAAP financial measures, are helpful to our investors as measures of our operating performance. We compute FFO, as reflected on the attached Supplemental Schedules, in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition.  FFO adjusts for the effects of gains, such as the gain on property exchange transaction that occurred during the twelve-months ended December 31, 2015.  FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or; (iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is reflected on the Supplemental Schedules included below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2016. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Twelve Months Ended December 31, 2016 and 2015

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues:
Base rental - UHS facilities	$4,073	$4,039	$16,299	$15,955
Base rental - Non-related parties	9,942	8,719	37,060	35,157
Bonus rental - UHS facilities	1,166	1,112	4,723	4,565
Tenant reimbursements and other - Non-related parties	2,129	1,967	8,113	7,490
Tenant reimbursements and other - UHS facilities	283	176	886	783
	17,593	16,013	67,081	63,950
Expenses:
Depreciation and amortization	6,084	5,291	22,956	22,108
Advisory fees to UHS	883	743	3,263	2,810
Other operating expenses	4,617	4,231	18,220	18,152
Transaction costs	51	39	528	243
	11,635	10,304	44,967	43,313
Income before equity in income of unconsolidated limited liability companies ("LLCs"), interest expense and gain	5,958	5,709	22,114	20,637
Equity in income of unconsolidated LLCs	1,060	710	4,456	2,536
Gain on property exchange	-	-	-	8,742
Interest expense, net	(2,572)	(2,067)	(9,355)	(8,224)
Net income	$4,446	$4,352	$17,215	$23,691
Basic earnings per share	$0.33	$0.33	$1.28	$1.78
Diluted earnings per share	$0.33	$0.33	$1.28	$1.78

Weighted average number of shares outstanding - Basic	13,579	13,306	13,464	13,293
Weighted average number of share equivalents	-	6	4	8
Weighted average number of shares and equivalents outstanding - Diluted	13,579	13,312	13,468	13,301

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the three months ended December 31, 2016 and 2015

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Three Months Ended		Three Months Ended
	December 31, 2016		December 31, 2015
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$4,446	$0.33	$4,352	$0.33
Adjustment:
Adjusted net income	$4,446	$0.33	$4,352	$0.33

Calculation of Funds From Operations (“FFO”)

	Three Months Ended		Three Months Ended
	December 31, 2016		December 31, 2015
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$4,446	$0.33	$4,352	$0.33
Plus: Depreciation and amortization expense:
Consolidated investments	5,944	0.44	5,190	0.39
Unconsolidated affiliates	473	0.03	429	0.03
FFO	$10,863	$0.80	$9,971	$0.75

Dividend paid per share		$0.655		$0.645

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the twelve months ended December 31, 2016 and 2015

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Twelve Months Ended		Twelve Months Ended
	December 31, 2016		December 31, 2015
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$17,215	$1.28	$23,691	$1.78
Adjustment:
Less: Gain on property exchange	-	-	(8,742)	(0.66)
Adjusted net income	$17,215	$1.28	$14,949	$1.12

Calculation of Funds From Operations (“FFO”)

	Twelve Months Ended		Twelve Months Ended
	December 31, 2016		December 31, 2015
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$17,215	$1.28	$23,691	$1.78
Plus: Depreciation and amortization expense:
Consolidated investments	22,493	1.67	21,710	1.63
Unconsolidated affiliates	1,851	0.14	1,690	0.13
Less: Gain on property exchange	-	-	(8,742)	(0.66)
FFO	$41,559	$3.09	$38,349	$2.88

Dividend paid per share		$2.600		$2.560

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	December 31,	December 31,
	2016	2015
Assets:
Real Estate Investments:
Buildings and improvements and construction in progress	$534,190	$469,933
Accumulated depreciation	(138,588)	(121,161)
	395,602	348,772
Land	51,638	41,724
Net Real Estate Investments	447,240	390,496
Investments in and advances to limited liability companies ("LLCs")	35,593	31,597
Other Assets:
Cash and cash equivalents	3,930	3,894
Base and bonus rent receivable from UHS	2,321	2,116
Rent receivable - other	5,291	4,292
Intangible assets (net of accumulated amortization of $27.1 million and $25.1 million at December 31, 2016 and December 31, 2015, respectively)	23,815	19,757
Deferred charges and other assets, net	6,560	6,351
Total Assets	$524,750	$458,503
Liabilities:
Line of credit borrowings	$201,500	$142,150
Mortgage notes payable, non-recourse to us, net	114,217	110,156
Accrued interest	626	504
Accrued expenses and other liabilities	11,809	6,807
Tenant reserves, deposits and prepaid rents	5,321	3,844
Total Liabilities	333,473	263,461
Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	-	-
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2016 - 13,599,055; 2015 - 13,327,020	136	133
Capital in excess of par value	255,656	241,700
Cumulative net income	572,501	555,286
Cumulative dividends	(637,121)	(601,983)
Accumulated other comprehensive income/( loss)	105	(94)
Total Equity	191,277	195,042
Total Liabilities and Equity	$524,750	$458,503